Exhibit 15.1

[ON ERNST & YOUNG LLP LETTERHEAD]

September 18, 2003

Stockholders and Board of Directors

Phillips-Van Heusen Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of Phillips-Van Heusen Corporation pertaining to the 2003 Stock Option Plan of Phillips-Van Heusen Corporation of our review reports dated May 21, 2003 and August 20, 2003 relating to the unaudited condensed consolidated interim financial statements of Phillips-Van Heusen Corporation that are included in its Forms 10-Q for the quarters ended May 4, 2003 and August 3, 2003.

Ernst & Young LLP

New York, New York

September 18, 2003